UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As previously reported under cover of Form 8-K filed on February 24, 2014, on February 21, 2014, S&W Seed Company (the "Registrant") executed and entered into credit agreements with Wells Fargo Bank, National Association ("Wells Fargo") and thereby became obligated under new working capital facilities (collectively, the "Facilities"). The Facilities include (i) a domestic revolving facility of up to $4 million to refinance the Registrant's outstanding credit accommodations from Wells Fargo and for working capital purposes, and (ii) an export-import revolving facility of up to $10 million for financing export-related accounts receivable and inventory (the "Ex-Im Revolver"). The Facilities mature and become due and payable in full on April 1, 2015.

On February 27, 2015, the Registrant executed and entered into a Third Amendment to Credit Agreement and Revolving Line of Credit Note with respect thereto, and a Third Amendment to Ex-Im Working Capital Guarantee Credit Agreement and Revolving Line of Credit Note with respect thereto (collectively, the "Amendments"). Pursuant to the Amendments, the respective principal amounts available under the Facilities remain unchanged, with the maturity date extended to July 1, 2015. The Facilities bear interest either (i) at a fluctuating rate per annum determined by Wells Fargo to be 2.75% above the daily one-month LIBOR Rate in effect from time to time, or (ii) at a fixed rate per annum determined to be 2.75% above LIBOR in effect on the first day of the applicable fixed rate term.

The Amendments include minimal changes to certain financial covenants, including the manner in which the net income financial covenant (itself unchanged) is calculated for the period ending March 31, 2015 and, with respect to the Asset Coverage Ratio, which also remains unchanged, the addition of the requirement that such ratio be maintained at any time rather than as of month end. The Amendments also include the Registrant's general release of claims against Wells Fargo and an extension to June 1, 2015 for certain deliverables required under the terms of the December 31, 2014 Amendment and Waiver Agreement between the Registrant and Wells Fargo.

In all other material respects, the provisions of the Facilities as entered into in February 2014, as amended on December 31, 2014, remain unchanged and in full force and effect.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Third Amendment to Credit Agreement and Revolving Line of Credit Note with respect thereto and the Third Amendment to Ex-IM Working Capital Guarantee Credit Agreement and Revolving Line of Credit Note with respect thereto, which will be filed as exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ending March 31, 2015.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: February 27, 2015

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